As filed with the Securities and Exchange Commission on November 21, 2007
                            Registration No. 333-128953

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEGAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

                                Delaware                                                                                                                                                                                                                                             68-0370244
                    (State of Incorporation)                                                                                                                                                                                                            (I.R.S. Employer Identification No.)
2201 S. McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices including Zip Code)

THE EIGHTH AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN
THE FIFTH AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
(Full Title of the Plan)

Thomas R. Mika
President and Chief Executive Officer
TEGAL CORPORATION
2201 S. McDowell Boulevard
Petaluma, CA 94954
(707) 763-5600

(Name, Address and Telephone Number, Including Area Code for Agent for Service)

Copy to:

Christopher Kaufman, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

PARTIAL DEREGISTRATION OF SECURITIES

Tegal Corporation (the “Registrant”), is filing this post-effective amendment to deregister certain securities originally registered for sale under the Registrant’s Eighth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation and Fifth Amended and Restated Option Plan for Outside Directors of Tegal Corporation (together, the “Prior Plans”) pursuant to the Registration Statement on Form S-8 filed on October 12, 2005 (File No. 333-128953), with respect to shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”).  A total of 2,000,000 shares (on a post-1-to-12 reverse stock split basis) were registered for issuance under Registrant’s Prior Plans.

The Registrant has since adopted a new equity incentive plan, the Tegal Corporation 2007 Incentive Award Plan (the “2007 Plan”).  According to the terms of the 2007 Plan, shares that were available for grant under the Prior Plans that were not granted under the Prior Plans will be available for issuance under the 2007 Plan (the “Carried Forward Shares”).  No future awards will be made under the Prior Plans.  The total number of shares that were available for grant under the Prior Plans as of the date the 2007 Plan was adopted was 816,704 shares.  The Carried Forward Shares are hereby deregistered.

Contemporaneously with the filing of this Post Effective Amendment to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register the Carried Forward Shares under the 2007 Plan.  In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Securities and Exchange Commission, this Post-Effective Amendment is hereby filed (i) to reallocate the Carried Forward Shares from the Prior Plans to the 2007 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the Prior Plans to the Registration Statement on Form S-8 for the 2007 Plan that is being filed contemporaneously with the filing of this Post Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on this 21st day of November, 2007.

                                                                                     TEGAL CORPORATION

                                                                             By:            /s/ CHRISTINE T. HERGENROTHER
                                                    Christine T. Hergenrother
                                                    Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 21, 2007.

Signature	Title
/s/ THOMAS R. MIKA	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Thomas R. Mika
/s/ CHRISTINE T. HERGENROTHER	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Christine T. Hergenrother
/s/ EDWARD A. DOHRING	Director
Edward A. Dohring
/s/ JEFFREY M. KRAUSS	Director
Jeffrey M. Krauss
/s/ CARL MUSCARI	Director
Carl Muscari
/s/ H. DUANE WADSWORTH	Director
H. Duane Wadsworth